EXHIBIT 10.1

                    OAKWOOD HOMES CORPORATION
                    PERFORMANCE UNIT AGREEMENT

                     DATE:  November 16, 1993


_______________________
_______________________
_______________________

Dear _______________:

     At the direction of the Compensation Committee of the Board of Directors of Oakwood Homes Corporation (the "Company"), you are hereby notified that you have been granted a Performance Unit Award pursuant to the Company's 1990 Long Term Performance Plan (the "Plan"), and subject to all the terms and conditions set forth therein.

     You are hereby awarded _________ Performance Units, each such unit to have the value of One Dollar ($1.00) (the "Target Award"), subject to the terms and conditions of the Plan and to adjustment pursuant to certain performance criteria set forth below. The date of the grant of this Award is the date of this Agreement. This Award has been granted to you to stimulate your efforts on behalf of the Company's business. The consideration for the Award is your continuous performance of services for the Company or a parent or a subsidiary from the date of this Agree-ment through November 16, 1996.

     The total number of Performance Units subject to the Target Award shall be deemed earned in full provided that the aggregate net income of the Company for the three fiscal years ended September 30, 1996 ("Program Net Income") is $97,846,000, such amount being equal to the aggregate net income of the Company for the three fiscal years ended September 30, 1996 if the Company achieved a compound increase of 15% per year over the Company's net income for its fiscal year ended September 30, 1993 ("Base Net Income"). The Company's net income for 1993 was $24,502,000 and this shall be the Base Net Income. If Program Net Income exceeds $97,846,000, then for every 100 basis points by which the compound annual growth rate of Program Net Income over Base Net Income exceeds 15%, you shall earn an additional number of Performance Units equal to 25% of the Target Award amount. If Program Net Income falls below $97,846,000, then for every 100 basis points by which the compound annual growth rate of Program Net Income over Base Net Income is less than 15%, the number of Performance Units earned by you shall be 33-1/3% less than the Target Award amount, so that you shall earn no Performance Units if Program Net Income represents a 12% or lower compound annual growth rate over Base Net Income. The total number of Perfor-mance Units earned shall be prorated appropriately in the event that increases or shortfalls in compound growth rates amount to fewer than 100 basis points.


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     Program Net  Income shall equal the  consolidated net income of the Company before provision for the compensation to be paid pursuant to this Agreement and other Performance Unit Agreements awarded on the date hereof. Program Net Income shall be deter-mined by the Compensation Committee in writing by reference to the net income shown for the three fiscal years ended September 30, 1996 on the certified consolidated financial statements of the Company prepared in accordance with generally accepted accounting principles and after taking into account the adjust-ments provided by the preceding sentence; provided, however, that the Compensation Committee may, in its discretion, order other adjustments to Program Net Income or the calculation thereof to take account of significant transactions that externally affect the Company's net income, such as mergers, acquisitions and stock or other offerings.

     Exhibit A attached hereto provides an illustration of how your Performance Units will be adjusted based on several assumed amounts of Program Net Income. The cash value of the Performance Units earned pursuant to this Award shall be paid after certifi-cation in writing by the Compensation Committee as soon as practicable after November 16, 1996, or as soon as practicable after the availability of audited financial statements for the fiscal year ending September 30, 1996, whichever occurs last.

     Enclosed is a copy of the Plan, which covers the Award granted to you. You should familiarize yourself with all of the provisions of the Plan. Your Award is in all respects subject to the terms and conditions of the Plan and the following:

     1.   Your Award is payable during your lifetime only to you.

     2. You shall forfeit all rights to receive payment for any Performance Units under this Award unless you remain in the continuous employment of the Company from the date hereof through November 16, 1996, unless your employ-ment is terminated due to your death or Disability (as such term is defined in Paragraph 2(h) of the Plan) occurring after November 16, 1994. If your employment is terminated by reason of your death or Disability occurring after November 16, 1994, then (i) Program Net Income and the compound annual growth rate of Program Net Income over Base Net Income shall be determined on the basis of the number of full fiscal years of the Company that have elapsed between September 30, 1993, and the date of termination, (ii) the Target Award amount shall be adjusted by multiplying it by a frac-tion the numerator of which is the number of full fiscal years that have elapsed between September 30, 1993, and the date of termination and the denominator of which is three, and (iii) all other provisions of this Award and the Plan shall apply except that payment of the Award shall be


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          made as soon  as possible after death or Disability and after the Compensation Committee's written certification.

     3. Your Award is not transferable, except that in the event of your death, the right to receive payment of the Performance Units, if any, earned under this Award may be transferred according to the terms of your Will or the provisions of the applicable laws of descent and distribution.

     4. Nothing in this Agreement shall in any manner restrict or affect the right of the Company to terminate your employment at any time for any reason, with or without cause.

     Any questions or disputes with respect to the interpretation or application of this Award shall be decided by the Compensation Committee, whose decision shall be final. This Award is subject to the conditions that (i) it may be amended at any time by the Compensation Committee and (ii) it (or the program it is awarded under) must be approved by the shareholders of the Company, each in the event that the Compensation Committee determines, on advice of counsel, that amendment of this Award or the program, or the securing of shareholder approval, is necessary or advis-able in order to assure that payments of Performance Units hereunder are exempt from the limits of Section 162(m) of the Internal Revenue Code.

     By your signature on this Agreement, you have accepted this Award and you have represented that you understand and agree that neither the granting of the Award nor any action thereunder involves any statement or representation of any kind by the Company as to its business, affairs, earnings or assets, or as to any future increase or decrease in the market value of the Company's stock, or as to the tax status or tax consequences of the grant of this Award, including without limitation Federal and State income, inheritance, estate and transfer taxes.

                              OAKWOOD HOMES CORPORATION


                              By:
                                   Gwendalyn C. Scott
                                   Vice President and Secretary








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     I hereby accept  the foregoing  Award and agree  to all  the terms and conditions set  forth therein and in the  Oakwood Homes
Corporation 1990 Long Term Performance Plan under which it is granted.



                                                           [SEAL]
                              Nicholas J. St. George

Exhibit A
1990 Oakwood Long Term Performance Plan, as amended




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                                                              Exhibit A

                 SAMPLE ILLUSTRATIONS OF PERFORMANCE UNIT EARNINGS



  A. Program Net Income (rounded to the nearest thousand dollars) at Stated Compound Growth Rates From Base Net Income:

                          12%    - $ 92,601,000

                          13%    - $ 94,327,000

                          14.25% - $ 96,516,000

                          15%    - $ 97,846,000

                          16.3%  - $100,179,000

                          20%    - $107,025,000


  B. Performance Units that you will earn (rounded to the nearest hundred Units) at Stated Compound Growth Rates:

          12%
        or Less        13%         14.25%      15%         16.3%       20% *

        -0-            _______     _______     _______     _______     _______


  * The Performance Units would continue to increase at the indicated rates if Program Net Income exceeded a 20% compound growth rate.